Exhibit 10.41

FORBEARANCE AGREEMENT III

This FORBEARANCE AGREEMENT III (this “Agreement”), dated as of January 30, 2012, is by and among DAYBREAK OIL AND GAS, INC., a Washington corporation (“Daybreak”) and WELL WORKS, LLC, a Utah limited liability company (“Well Works”).

WHEREAS, Daybreak and Well Works are parties to that certain Forbearance Agreement dated as of October 24, 2011 which contained a “Termination Date” of 11:59 p.m. Houston, Texas time on November 10, 2011; and

WHEREAS, for good and sufficient consideration, that “Termination Date” was extended to November 18, 2011 by virtue of an Agreement signed by the parties hereto and dated as of November 11, 2011; and

WHEREAS, on November 18, 2011, Daybreak wired the sum of Six Hundred Thousand Dollars ($600,000) to Well Works as a partial payment of the $853,581 owed by Daybreak to Well Works on said November 18, 2011; and

WHEREAS, following the receipt by Well Works of $600,000 (as a partial payment)  on November 18, 2011, Daybreak still owed Well Works the sum of $253,581 as of November 19, 2011; Well Works agreed to forbear once again and charged the sum of $50,716 (20% of the $253,581 owed on November 19, 2011) to forbear for an additional 30 days plus $4,000 in legal fees and $4,561 in accrued interest. The total due then on Tuesday December 20, 2011 was $312,858. This Agreement, signed by both parties, carried the title of Forbearance II.

WHEREAS, payment in the amount of $312,858.00 was not received on December 21, 2011, the due date and accordingly per the Forbearance II Agreement, a $250,000.00 late fee was added, bringing the total owed as of that date to $562,858.00. The monthly interest rate on all outstanding loan balances also increased from 1.5% to 2% per month or to $370.00 per day.

WHEREAS, Well Works has been forbearing from December 21, 2011 through January 20, 2012, at no additional cost to Daybreak, other than the interest on the outstanding balance of $562,858.00 accruing at the rate of $370 a day ($11,100. for the 30-day period). Accordingly, the amount owing as of January 20, 2012 is $573,958.00 including interest for the prior 30-day period.

WHEREAS, the parties hereto, given the above circumstances, have agreed to enter into this Agreement of January 30, 2012 which will re-publish and re-affirm all the representations, warranties, terms and conditions of the November 11, 2011 Forbearance Agreement and the October 24, 2011 Forbearance Agreement after reducing: (i) the total amount due to Well Works on November 18, 2011 from Daybreak by the $600,000 Daybreak payment of November 18, 2011; (ii) providing a new forbearance period running from January 21, 2012 to the new termination date of May 20, 2012; (iii) providing a fee for the new forbearance period; (iv) providing for interest on the outstanding balance due and payable monthly.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.

Well Works agrees to a new Forbearance Period of 120 days, i.e. from January 21, 2012 through May 20, 2012.

2.

In order to make this new Forbearance Period effective, Well Works must be paid by Daybreak the sum of $644,874.00 (this number arrived at by deducting the $600,000 payment Well Works received on Friday, November 18, 2011 from the $853,581.00 set forth as the total payments due in Section 5 of the Forbearance Agreement II between the parties dated as of November 11, 2011, (which comes to $253,581) and adding the following):

•

$250,000.00 late fee as agreed upon for the forbearance period of November 19, 2011 to December 20, 2011;

•

$50,716 (20% of the $253,581 owed on November 19, 2011) to forbear for the  additional 30 days for the forbearance period of November 19, 2011 to December 20, 2011;

•

$4,000 in legal fees for the forbearance period of November 19, 2011 to December 20, 2011;

•

$4,561 in accrued interest for the forbearance period of November 19, 2011 to December 20, 2011;

•

$25,000.00 for the forbearance period of January 21, 2012 through May 20, 2012 plus;

•

$11,100.00 for the interest owed from December 20, 2011 through January  21, 2012.

•

To keep the forbearance of January 21, 2012 through May 20, 2012 in good standing Daybreak will pay Well Works monthly interest of $11,479.00 on the outstanding balance on or before February 20, 2012, March 20, 2012, April 20, 2012 and May 20, 2012 respectively.

•

The $25,000.00 for this 120 day forbearance period of January 21, 2012 through May 20, 2012, and the past due interest of $11,100.00 recited above, are due as of January 21, 2012 and payable at the same time this 120-day forbearance is signed but in no event to be paid later than 4:00 PM MST on  January 31, 2012.

3.

If the amount of $644,874.00 is not paid by Daybreak to Well Works on or before the Termination Date of May 20, 2012, under this new Forbearance Period, Well Works will pursue the remedies available under the recorded Mortgage, Deed of Trust.

4.

All representations, warranties, terms and conditions of the Forbearance Agreement dated as of October 24, 2011 as well as the Forbearance Agreement dated as of November 11, 2011, included but not limited to, the Representations and Warranties of Daybreak in Sections 2, 3, 4, 5 (less the $600,000 payment by Daybreak on November 18, 2011), 6, 7,  8, 9, 10, 11 and 13 and Exhibit A (again less the $600,000 payment by Daybreak on  November 18, 2011) as well as Exhibit B, all as set forth in the Forbearance Agreement dated as of November 11, 2011,   as well as Section 5 as set forth in the Forbearance Agreement II dated as of November 19, 2011 are hereby republished and reaffirmed by this Agreement. It is acknowledged by Well Works that the payment of $600,000 by Daybreak to Well Works has been received as a partial payment of the amount due on said November 18, 2011 to Well Works and it is the only partial payment received by Well Works to date.

This Agreement confirms the balance owing as well as the terms and conditions set forth above. It further confirms that the current Mortgage, Deed of Trust continues to pledge the same collateral and Daybreak represents that this collateral has not been diminished in value and is sufficient to provide security for the numbers set forth above.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first written above.

DAYBREAK OIL AND GAS, INC.

By:	/s/ JAMES F. WESTMORELAND
Name: James F. Westmoreland
Title: President and Chief Executive Officer

WELL WORKS, LLC

By:	/s/ ERIC B. HALE
Name: Eric B. Hale
Title: Managing Member